Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

US BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A U.S. National Banking Association	31-841368
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. employer identification no.)

1525 West W.T. Harris Blvd., Bldg. 3C3 Charlotte, North Carolina	28262-8522
(Address of principal executive offices)	(Zip code)

Paul L. Henderson

U.S. Bank National Association

360 Interstate North Parkway SE

Suite 500

Atlanta, GA 30339

Telephone 770-644-6806

(Name, address and telephone number of agent for service)

CompuCredit Corporation

(Exact name of obligor as specified in its charter)

Georgia	58-2336689
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

245 Perimeter Center Parkway, Suite 600 Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip code)

5.875% Convertible Senior Notes Due 2035

(Title of the indenture securities)

Item 1. General information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington D.C. 20521

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-14

No responses are included for Items 3-14 of this Form T-1 because to the best of the Trustee’s knowledge the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.

Not applicable. Trustee is a national banking association organized under the laws of the United States.

Item 16. List of Exhibits.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.(1)

Exhibit 2.	A copy of the Certificate of Authority of the trustee to commence business, as now in effect.(1)

Exhibit 3.	A copy of the authority of the Trustee to exercise corporate trust powers.(1)

Exhibit 4.	A copy of the existing By-laws of the trustee.(1)

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.(2)

Exhibit 7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.(2)

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

(1)	Incorporated by reference to the exhibit of the same number to the Form T-1 filed with registration statement number 333-67188.
(2)	Attached.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and State of Georgia, on the 10th day of March, 2006.

U.S. Bank National Association

By:	/s/ Paul L. Henderson
Name:	Paul L. Henderson
Title:	Authorized Representative

Exhibit 6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, U.S. Bank National Association hereby consents that reports of examinations by Federal, State, Territorial and District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Paul L. Henderson
Name:	Paul L. Henderson
Title:	Authorized Representative

Dated: March 10, 2006

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2005

($000’s)

9/30/2005
Assets
Cash and Due From Depository Institutions	$6,913,461
Securities	41,305,628
Federal Funds	3,300,808
Loans & Lease Financing Receivables	132,797,940
Fixed Assets	1,767,618
Intangible Assets	10,366,321
Other Assets	10,215,546

Total Assets	$206,667,322

Liabilities
Deposits	$130,337,423
Fed Funds	17,257,962
Treasury Demand Notes	0
Trading Liabilities	176,079
Other Borrowed Money	25,506,397
Acceptances	85,177
Subordinated Notes and Debentures	6,661,982
Other Liabilities	5,968,944

Total Liabilities	$185,993,964

Equity
Minority Interest in Subsidiaries	$1,029,440
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	7,821,678

Total Equity Capital	$20,673,358

Total Liabilities and Equity Capital	$206,667,322

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Paul L. Henderson
Name:	Paul L. Henderson
Title:	Authorized Representative

Date: March 10, 2006